UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                              March 11, 2013

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02(c) of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 11, 2013, Intersil Corporation (“Intersil” or “the Company”) issued a press release announcing that Dr. Necip Sayiner, age 47, has been appointed President and Chief Executive Officer of Intersil and elected as a member of Intersil’s Board of Directors, effective March 14, 2013.  Before joining Intersil, from September 2005 to April 2012. Dr. Sayiner served as President, Chief Executive Officer and director of Silicon Laboratories Inc., a fabless semiconductor company engaged in the design of analog-intensive, mixed-signal integrated circuits.  Before joining Silicon Laboratories, Mr. Sayiner held various leadership positions at Agere Systems Inc., most recently as Executive Vice President and General Manager, Enterprise and Networking Division.  Mr. Sayiner will replace James Diller, who had been serving as Intersil’s interim President and Chief Executive Officer pending completion of a search for a replacement for Intersil’s former Chief Executive Officer, David Bell, who resigned in December 2012.  Mr. Diller will resign his position as interim President and Chief Executive Officer on March 14, 2013 and will remain as a Director of Intersil.

In the same press release on March 11, 2013, Intersil also announced that Jonathan Kennedy has resigned his position as Chief Financial Officer of Intersil, effective March 31, 2013.  His departure is not based on any disagreement over the company’s accounting principles or practices, or financial statement disclosures.  He will remain with Intersil in an advisory capacity through April 5, 2013.  It was also announced that effective April 1, 2013, Mercedes Johnson, presently a member of the Audit and Compensation Committees of Intersil’s Board of Directors, will resign her membership on those committees and assume the position of interim Chief Financial Officer of Intersil until such time as Intersil completes its search for a new chief financial officer.  Ms. Johnson, age 59, has been one of Intersil's Directors since August 2005. She was previously the Senior Vice President of Finance and Chief Financial Officer at Avago Technologies, a designer, developer and supplier of analog, mixed signal and optoelectronics components and subsystems, from November 2005 until her retirement in August 2008. Prior to her employment with Avago, Ms. Johnson worked for Lam Research Corporation, serving as its Senior Vice President of Finance from June 2004 to January 2005, and as its Chief Financial Officer from April 1997 to May 2004.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c)

On March 11, 2013, Intersil announced the appointment of Necip Sayiner, age 47, as President and Chief Executive Officer of Intersil and a member of the Board of Directors.  On March 11, 2013, Intersil and Mr. Sayiner entered into an Employment Agreement (the “Agreement”).  Under the terms of the Agreement, Mr. Sayiner will be employed as President and Chief Executive Officer of Intersil.  Mr. Sayiner will be nominated as a member of Intersil’s Board of Directors (the “Board”) during each year of his employment.  His annual base salary will be $640,000 per year and he will be eligible for a target annual bonus of $736,000 which may be adjusted upward or downward depending on performance relative to performance goals established by the Compensation Committee of Intersil’s Board (the ”Committee”).  Mr. Sayiner will be granted 433,000 time-based deferred stock units (“DSUs”) vesting 25% on each of the first, second, third and fourth anniversaries of the date on which they are issued (the “Initial DSU Grant”).  He will also be granted 433,000 performance-based market stock units (“MSUs”) which will become vested, if at all, on the third anniversary of the date of the grant. The amount of the MSU award upon vesting may be as low as zero MSUs and as high as 866,000 MSUs, depending on Intersil’s performance relative to pre-established performance goals set by the Committee.  In the event that his employment is involuntarily terminated or terminated without cause, Mr. Sayiner will be entitled to certain severance benefits consisting of two years of base salary, payments of $368,000 for each of the four subsequent semi-annual executive incentive plan bonus periods, full vesting of  the Initial DSU Grant, accelerated vesting of his stock options and restricted stock units granted subsequent to the Initial DSU Grant in an amount equal to the amount that would have vested over the eighteen (18) month period commencing on the date of his termination (in no event less than 50% vesting upon an Involuntary Termination or Termination without Cause), vesting of a pro-rated number of unvested performance-based stock units to the extent applicable performance levels are achieved and health insurance paid for by Intersil following termination. Severance benefits are conditioned on Mr. Sayiner complying with certain specified confidentiality and non-solicitation obligations.  Mr. Sayiner will also receive a relocation allowance under Intersil’s relocation policy of up to $500,000 for costs and expenses related to his relocation from Texas to California over an 18-month relocation period ending on September 18, 2014.

On March 11, 2013, Intersil and Mr. Sayiner entered into an Executive Change in Control Severance Benefits Agreement (the “Change in Control Agreement”). The Change in Control Agreement provides that in the event that Mr. Sayiner’s employment terminates due to an involuntary termination or a voluntary termination for good reason within twelve (12) months following the effective date of a change in control (a “Covered Termination”), Intersil will continue to pay his annual base salary for a period of two years. Intersil will also make additional payments to Mr. Sayiner of $368,000 of his annual base salary on each of the four subsequent dates when semi-annual executive incentive plan bonus payments would be payable to other senior executives of Intersil and pay for health insurance following termination. If the benefits payable to Mr. Sayiner under the Executive Change in Control Severance Benefits Agreement are ‘parachute payments’ subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits payable to Mr. Sayiner may be reduced if such a reduction results in Mr. Sayiner receiving a greater net after-tax amount than if such benefits were not reduced. In the event of a Covered Termination, all stock options, restricted stock units and performance-based stock units granted to Mr. Sayiner by Intersil during his employment with Intersil will immediately become fully vested and any such award subject to performance criteria will fully vest in the amount that award would have vested at the performance level achieved through the date of the Covered Termination.

Mr. Sayiner’s Employment Agreement and Executive Change in Control Severance Benefits Agreement are filed herewith as Exhibit 10.1 and 10.2, respectively and are incorporated herein by reference and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of each such agreements.

On March 11, 2013, Intersil announced the appointment of Mercedes Johnson, age 59, as interim Chief Financial Officer of Intersil, effective April 1, 2013.  At a meeting of the Compensation Committee of the Board  held on March 11, 2013, the Compensation Committee approved an option grant to Ms. Johnson, effective April 1,  2013 whereby Ms Johnson will receive, as sole compensation for her services to the Company as interim Chief Financial Officer, a non-qualified option to purchase 300,000 shares of common stock of the Company (the “Option”).  The Option will have an exercise price equal to the closing price of the Company’s stock traded on the NASDAQ Exchange on April 1, 2013, and vests on the earliest of (i) April 1, 2014, (ii) a Change in Control of the Company (as defined in the Intersil Corporation 2008 Equity Compensation Plan, as amended and restated from time to time (the “Plan”)) and (iii) the hiring of a new Chief Financial Officer by the Company, if Ms. Johnson has not previously had a Separation from Service (as defined in the Plan). The Option has a 7-year term and expires on April 1, 2020.  Should Ms. Johnson have a Separation from Service for any reason other than disability, death or for cause, any unexercised portion of the Option will remain exercisable until the earlier of the one-year period immediately following his date of termination or the expiration date of the Option.  During the period of her service as interim Chief Financial Officer, Ms. Johnson will forego all cash and equity compensation paid by the Company to its independent directors.

The above descriptions of the Option are summaries only and are qualified in their entirety by reference to the Plan and the Intersil Corporation 2008 Equity Compensation Plan Terms and Conditions One-Year Cliff (the “Terms and Conditions”).  A copy of the Terms and Conditions is filed as an exhibit hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1 10.2 10.3 99.1

Employment Agreement of Necip Sayiner effective March 14, 2013

Executive Change in Control Severance Benefits Agreement of Necip Sayiner dated March 14, 2013

Intersil Corporation 2008 Equity Compensation Plan Terms and Conditions One-Year Cliff

Press Release issued on March 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      March 11, 2013

INTERSIL CORPORATION
By: /s/ Thomas C. Tokos
Name: Thomas C. Tokos Title: Sr. Vice President, General Counsel & Secretary